Exhibit 10.2

FEDERAL HOME LOAN BANK OF CHICAGO

AMENDED AND RESTATED ADVANCES, COLLATERAL PLEDGE, AND SECURITY AGREEMENT

[Insurance Companies]
[NonStandard-Prospect Mortgage Insurance, LLC]

THIS AGREEMENT, dated as of July 7, 2017 ("Effective Date") between the FEDERAL HOME LOAN BANK OF CHICAGO, with its principal place of office located at 200 East Randolph Drive, Chicago, Illinois 60601 ("Bank") and PROSPECT MORTGAGE INSURANCE, LLC, an insurance company (the "Member") organized under the laws of the State of Vermont and having its chief executive office at 1 E. Wacker Drive, Suite 3600, Chicago, Illinois 60601.

WHEREAS, the Member and the Bank are parties to an Advances, Collateral Pledge and Security Agreement dated as of February 8, 2010, as amended, (the "Existing Agreement"), pursuant to which Member from time to time participates in the Bank’s credit programs and the Bank is authorized to make advances to the Member, subject to the provisions of the Credit Policy (as hereinafter defined), the Federal Home Loan Bank Act, as now and hereafter amended (the "Act"), and the regulations and guidelines of the Federal Housing Finance Agency (or any successor thereto), as now and hereafter in effect (collectively, the "Regulations"); and

WHEREAS, the Member and the Bank desire to amend and restate the Existing Agreement in its entirety as set forth herein.

NOW THEREFORE, the Member and Bank agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 DEFINITIONS. As used herein, the following terms shall have the following meanings:

(a)          "Additional Collateral" means items of property other than Eligible Collateral, which are accepted by the Bank as collateral, as it deems necessary to fully secure and protect the Bank's security position on outstanding Advances or to renew an outstanding Advance in accordance with Section 10(a)(4) of the Act (12 U.S.C. § 1430(a)(4), as amended) and any Regulations adopted thereunder.

(b)          "Advance" or "Advances" means any and all loans, overdrafts, or other extensions of credit, including, without limitation, deposits under funding agreements, and all Outstanding Commitments (as hereinafter defined), whether now or hereafter granted by the Bank to, on behalf of, or for the account of, the Member in accordance with such terms and conditions as are applicable to each such transaction as set forth in the Credit Policy (but excluding any obligations that the Bank may now or hereafter have to honor items or transfer orders under a depository or similar agreement between the Member and the Bank).

(c)          "Affiliate" means with respect to the Member, (i) any other person or entity that is owned directly or indirectly by the Member, including any Delaware statutory trust 100% legally and beneficially owned by Member; and (ii) unless otherwise provided herein, the Guarantor. Affiliate does not include Starwood Capital Group Management, LLC and its affiliates.

(d)          "Agreement" means this Advances, Collateral Pledge, and Security Agreement, together with any and all permitted and authorized amendments, modifications. or restatements hereof as may be duly entered into by the parties hereto and all documents or other agreements incorporated  by reference including, but not limited to, the Credit Policy.

(e)          "Application" means a written or electronic submission (or if so specified in the Credit Policy, may be telephonic to the Bank), in such form and submitted in such manner as may be specified by the Bank from time to time in the Credit Policy or by notice to the Member, by which the Member requests an Advance or a Commitment for an Advance, including. without limitation, in the case of a deposit under a funding agreement, a placement schedule or similar addendum or endorsement to the funding agreement.

(f)           "Capital Stock" means all of the Member's capital stock in the Bank and all payments which have been or hereafter are made on account of subscriptions to and all unpaid dividends on such capital stock.

(g)          [Reserved].

(h)          "Collateral" means: (1) all property, including the proceeds thereof, heretofore assigned. transferred, or pledged to the Bank by the Member, or in which the Member has granted the Bank a security interest, to secure Advances and other Indebtedness and (2) all Eligible Collateral and Additional Collateral, including the proceeds thereof, which is now or hereafter assigned, transferred, or pledged to the Bank by the Member, or in which the Member now or hereafter grants the Bank a security interest, pursuant to Section 3.01 hereof.

(i)           "Collateral Maintenance Level" means a dollar amount of Qualifying Collateral having a Collateral Value equal to such percentage as the Bank may specify from time to time in its Credit Policy of the aggregate dollar amount of (1) Indebtedness and (2) any other amounts specified by the Bank from time to time under the Credit Policy. The Bank may increase or decrease the Collateral Maintenance Level at any time (A) for all Members,, upon fifteen (15) business days advance written notice to the Member; or (B) for Member, as a result of credit deterioration of the Member or Guarantor considering factors that are commercially reasonable, upon thirty (30) days advance written notice, unless the Member has failed to meet either a Member Financial Covenant or the Guarantor has failed to meet a Guarantor Financial Covenant, in which case the Bank may increase or decrease the Collateral Maintenance level upon three (3) business days advance written notice.

(j)           "Collateral Value" means an amount equal to such percentage of the market value or unpaid principal balances of items of Collateral as the Bank may specify from time to time, in its sole discretion.

(k)          "Commitment-means any obligation of the Bank to make an Advance or payment to, on behalf of, or for the account of, the Member, regardless of whether such obligation is contingent in whole or in part, including, without limitation, the Bank's obligations under letters of credit, firm commitments, guarantees, or other arrangements intended to facilitate transactions between the Member and third parties.

(l)          [Reserved].

(m)         "Confirmation of Advance" means a writing or transmission in electronic or other form as may be determined by the Bank from time to time, by which the Bank agrees to and confirms (subject to such modifications as the Bank may deem appropriate) an Application. With respect to an open line of credit Advance, the posting to a Member's DID Statement or such similar electronic statement shall be deemed to be receipt of a Confirmation of Advance.

(n)          "Credit Policy" means, collectively, the Bank's Member Products & Credit Policy, its Member Products Guide, its Collateral Guidelines and such other documents or publications as may from time to time be specified therein as supplementing the same, as each such document or publication may from time to time be modified by the Bank in its sole discretion and communicated to the Member.

(o)          "Deposit Accounts" means the Member's DID Account and any and all other demand. term, time, savings or similar account maintained by the Member with the Bank.

(p)          "DID Account" means the Member's Daily Investment Deposit Account.

(q)          "Eligible Collateral" means Capital Stock, First Mortgage Collateral, Securities, Deposit Accounts and Other Real Estate Related Collateral.

(r)           "Event of Default" means an Event of Default as defined in Section 4.01 hereof.

(s)          "First Mortgage Collateral" means Mortgage Loans (excluding participation or other fractional interests therein), the Mortgage Notes evidencing the Mortgage Loans, the Mortgages securing the Mortgage Loans and all general intangibles and accounts relating to a Mortgage Loan, ancillary security agreements, policies and certificates of insurance or guarantees, rent assignments, FHA mortgage insurance or VA loan guarantee certificates, title insurance policies, evidences of recordation, applications, underwriting materials, surveys, appraisals, approvals, permits, notices, opinions of counsel, loan servicing rights, loan servicing data, all other electronically created, stored and/or written records or materials relating to the Mortgage Loans, the proceeds of the Mortgage Loans, and any real property or other property obtained through foreclosure, by realizing upon or in settlement of the Mortgage Loans and/or the Mortgages.

(s1)         "Guarantor" means Starwood Property Trust, Inc.

(s2)        "Immediately" means, with respect solely to Sections 4.01(b), (c), (d) and (e) and solely with respect to a condition described in those sections that can be cured by the substitution or addition of new Qualifying Collateral, (i) by the end of the same business day, if Member receives notice of such condition from Bank before 10:00 AM (Chicago time) or; (ii) by 10:00 AM (Chicago time) the following business day, if Member receives such notice from Bank after 10:00 AM (Chicago time).

(t)          "Guarantor Financial Covenant" means the financial covenants set forth in the Guaranty.

(u)          "Indebtedness" means all indebtedness, obligations and liabilities of the Member to the Bank arising under or pursuant to this Agreement or any other agreements, now or hereafter outstanding, of the Member to the Bank, including. without limitation, all Advances, Outstanding Commitments, interest, prepayment premiums and all other obligations to pay and liabilities of the Member to the Bank.

(v)          "Law" means any law (including common law), constitution, statute, treaty. regulation. rule. ordinance. adjudication, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

(w)         "Mortgage Loans" means fully-disbursed whole loans evidenced by Mortgage Notes which are secured by Mortgages that constitute a first lien on one-to-four unit dwellings, and any endorsements or assignments thereof.

(x)          "Mortgage Notes" means notes. bonds, or other instruments evidencing Mortgage Loans or any other loans or indebtedness secured by Mortgages.

(y)          "Mortgages" means mortgages, deeds of trust and any other security instruments that create a lien on real property and secure Mortgage Notes.

(z)          "NAIC" means National Association of Insurance Commissioners or any successor thereof.

(aa)        "Official Body" means any federal, state, local or other government or political subdivision or any agency. authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, in each case whether foreign or domestic that regulates the Member.

(bb)        "Other Real Estate Related Collateral" means (i) all other loans, lines of credit or indebtedness evidenced by Mortgage Notes, excluding First Mortgage Collateral, but otherwise including without limitation, home equity loans, home improvement loans, subordinate loans, mortgage warehouse lines of credit, real estate construction loans, and other real estate related loans, which Mortgage Notes are secured by Mortgages on commercial property, residential property or by security interests in personal property related to real estate transactions or financing, and (A) all Mortgage Notes or other instruments evidencing such loans. lines of credit or indebtedness, (B) any endorsements and assignments thereof to the Member, and (C) all ancillary security agreements. policies and certificates of insurance or guarantees, chattel paper, electronic chattel paper, evidences of recordation, applications, underwriting materials, appraisals, notices, opinions of counsel, loan servicing rights, loan servicing data, and all other electronically stored and written records or materials relating to the loans evidenced or secured thereby, (ii) all property relating to the Member's management. collection, processing, accounting for, monitoring, or servicing of loans and accounts, including, without limitation, all checks, instruments, documents, certificates, agreements, loan accounts, payments. chattel paper, electronic chattel paper, collections, account statements, computer files, records, promissory notes, endorsements, assignments, and loan servicing data, together with the rights, remedies, and powers related thereto, and

(iii) participations in or portions of First Mortgage Collateral and participations in or portions of other real estate related collateral as set forth in clause (i) above.

(cc)        "Outstanding Commitment(s)" means, at any time, the maximum aggregate amount that the Bank may be obligated to pay or advance under any Commitment.

(dd)        "Qualifying Collateral" means Collateral other than Capital Stock that: (1) qualifies as security for Advances under the terms and conditions of the Credit Policy, the Act, and the Regulations and satisfies the requirements for Qualifying Collateral that may be established by the Bank and (2) is owned by the Member, directly or indirectly through the Trusts, free and clear of any liens, encumbrances, or other interests other than may be approved in writing by the Bank.

(ee)        [Reserved].

(ff)         [Reserved].

(gg)        [Reserved].

(hh)        [Reserved].

(ii)         [Reserved].

(jj)          [Reserved].

(kk)        "Securities" means mortgage-backed securities (including participation certificates) issued by Federal Home Loan Mortgage Corporation or Federal National Mortgage Association, obligations guaranteed by Government National Mortgage Association, consolidated obligations of the Federal Home Loan Bank System and/or obligations issued or guaranteed by the United States or an agency thereof, privately-issued residential mortgagebacked securities, and other securities as may be specified from time to time in the Credit Policy.

(ll)   [Reserved.]

(mm) [Reserved.]

(nn)        "Swap Transaction" means any transaction between the Member and Bank that constitutes a "swap agreement" as that term is defined in United States Bankruptcy Code (11 U.S.C. §101(53B) or any successor provision), as amended.

(oo)        "Trusts" means SMRF Trust III and SMRF Trust III-A, each Delaware statutory trusts and any other Delaware statutory trust 100% legally and beneficially owned by Member.

(pp)        "UCC" means the Uniform Commercial Code as in effect in the State of Illinois or any other state the laws of which are required to be applied in connection with the perfection or priority of security interests thereunder.

ARTICLE II

ADVANCES AGREEMENT

Section 2.01 ADVANCE DOCUMENTATION.

(a)   The Member may from time to time request Advances and Commitments for Advances or renewal of an outstanding Advance by completing and submitting an Application to the Bank. The terms of each Advance or Commitment for an Advance shall be conclusively evidenced by this Agreement and by either (1) the Member's Application when such Application is executed or accepted by the Bank without any change; (2) in the case of a telephonic Application received, completed. or modified by the Bank, by a Confirmation of Advance generated by the

Bank; or (3) in the case of an open line of credit Advance, the Member's DID Account Statement. Unless otherwise agreed to by the Bank in writing, each Advance shall be made by crediting the Member's DID Account.

(b)   The Member shall be estopped from asserting any claim or defense with respect to the terms applicable to an Advance or a Commitment  for an Advance unless. within two (2) business days of receipt of the Bank's Confirmation of Advance, the Member delivers to the Bank a written notice specifying the disputed term(s) or condition(s) of the Advance or Commitment for an Advance. Upon the request of the Bank, the Member shall sign and deliver to the Bank a promissory note or notes in such form as the Bank may reasonably require evidencing any Advance.

Section 2.02 REPAYMENT OF ADVANCES.

(a)   The Member agrees to repay the principal amount of each Advance in accordance with this Agreement and the terms and conditions specified in the Application, the Confirmation of Advance and any other document evidencing such Advance, or, in the case of an open line of credit Advance, on demand. Interest shall be paid on each Advance at the times specified by the Bank in the Credit Policy, the Application,  the Confirmation  of Advance and any other documents evidencing such Advance and shall be charged for each day that an Advance is outstanding at the rate applicable to each such Advance.

(b) The Member shall ensure that, on any day on which any payment is due to the Bank with respect to an Advance or other Indebtedness. the DID Account has an available balance in an amount at least equal to the amounts then currently due and payable to the Bank, and the Member hereby authorizes the Bank to debit the DID Account for any and all such amounts. In the event that the available balance in the DID Account is insufficient to pay such due and payable amounts, the Bank may. without notice to or request from the Member, apply any other deposits, credits, or monies of the Member then in the possession or control of the Bank (exclusive of any such items as are held  by the Bank as bailee for a third party) to the payment of amounts due and payable or, in the sole discretion of the Bank, the Bank may fund an Advance to the Member in the amount of the insufficiency, which Advance shall bear interest from the date the same shall be made until paid at the rate in effect and being charged by the Bank from time to time on overdrafts on daily investment deposit accounts of its members.

(c) The Member shall pay to the Bank, immediately and without demand, interest on any past due amount owing on any outstanding Advance (other than an Advance made pursuant to Section 2.02(b)) or other Indebtedness at the interest rate set forth in the Credit Policy.

(d) All payments with respect to Advances shall be applied first to any fees or charges applicable thereto and to interest due thereon. in such order as the Bank may determine, and then to any principal amount thereof.

Section 2.03 ADVANCES RELATED TO THIRD PARTY COMMITMENTS.

(a) If an Event of Default has occurred and is continuing, the Bank may at its option. and without notice to or request from the Member, make an Advance by crediting a special account of the Member with the Bank in an amount equal to the aggregate amount of any and all Outstanding Commitments that the Bank has issued on the Member's behalf to or for the benefit of parties other than the Member. The Bank shall have a first priority perfected security interest in any such special account, and amounts credited to such special account may not be withdrawn by the Member for so long as there shall be Outstanding Commitments. Amounts credited to such special account shall be utilized by the Bank for the purpose of satisfying the Bank's obligations under such third party Commitments. When all such obligations have expired or have been satisfied, the Bank shall disburse the balance, if any, in such special account first to the satisfaction of any amounts then due and owing by the Member to the Bank and then to the Member or its successors in interest. Advances made pursuant to this Section 2.03 shall be payable on demand and shall bear interest from the date made until paid at the rate in effect and being charged by the Bank from time to time on overdrafts on daily investment deposit accounts of its members.

(b) The Bank shall not be obligated to honor an Outstanding Commitment to the Member (excluding any Outstanding Commitments issued on behalf of the Member for the benefit of third parties) if the Member's access to advances is restricted pursuant to§ 1266.4 of the Federal Housing Finance Agency Regulations (or any successor to such provision), an Event of Default has occurred under this Agreement or if after giving effect to the related Advance, the Member would not be in compliance with its Collateral Maintenance Level. The Member releases the Bank from any and all liability in connection with such action by the Bank.

Section 2.04 Reserved.

Section 2.05 DISCRETION OF THE BANK TO GRANT OR DENY ADVANCES. Nothing contained herein, in the Credit Policy, or in any other documents describing or setting forth the Bank's credit program and credit policies shall be construed as an agreement or Commitment on the part of the Bank to grant Advances or extend Commitments for Advances hereunder or to enter into any other transaction, the right and power of the Bank, in its discretion to either grant or deny any Application or other request for an Advance or Commitment for an Advance in its sole discretion being expressly reserved. The determination by the Bank of the Collateral Value of a Member's Qualifying Collateral shall not constitute a determination by the Bank that the Member may obtain Advances or Commitments for Advances up to the maximum amount that could be supported by such Qualifying Collateral based on the Collateral Maintenance Level.

Section 2.06 ELECTRONIC TRANSACTIONS. The parties agree that the transactions encompassed under this Agreement may be conducted electronically through whatever means the Bank may provide from time to time. An Application submitted electronically must be transmitted in accordance with the procedures established by the Bank and communicated to the Member. The Bank may rely upon and enforce an Application submitted electronically to the same extent as if such Application were written and signed on paper and in ink.

Section 2.07 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Indebtedness, together with all fees and other charges that are treated as interest on such Indebtedness under applicable law, shall exceed the maximum lawful rate (the "maximum rate") that may be contracted for, charged, taken, received or reserved by the Bank in accordance with applicable law, the rate of interest payable in respect of such Indebtedness. together with all of the charges payable in respect thereof, shall be limited to such maximum rate.

ARTICLE III
SECURITY AGREEMENT

Section 3.01 CREATION OF SECURITY INTEREST.

(a)   As security for all Indebtedness and Outstanding Commitments, the Member hereby assigns, transfers, and pledges to the Bank. and grants to the Bank a first and prior security interest in:

(i)       all of the following as may be now owned or existing or hereafter owned by the Member:

(A)    Capital Stock;

(B)    Deposit Accounts:

(ii)      First Mortgage Collateral and Other Real Estate Related Collateral now owned or existing or hereafter owned by the Member that are delivered pursuant to Section 3.04 hereof;

(iii)     such Securities and Additional Collateral that are delivered pursuant to Section 3.04 hereof; and

(iv)     all payment intangibles related to, and all cash and non-cash proceeds of the foregoing.

Without limitation of the foregoing and for the avoidance of doubt, all property heretofore assigned, transferred, or pledged by the Member to the Bank or as to which the Member has granted a security interest to the Bank, as collateral for Advances or Commitments or other Indebtedness prior to the date hereof is Collateral hereunder. If, as, and when First Mortgage Collateral and Other Real Estate Related Collateral is encumbered or disposed of by the Member in the ordinary course of business and in conformity with the limitations and requirements of Section 3.02(a) hereof the security interest created hereunder shall be automatically released.

(b)  The Member shall make, execute, acknowledge, record, and deliver to the Bank such financing statements, notices, assignments, listings, powers, and other documents with respect to the Collateral and the Bank's security interest therein and in such form as the Bank may reasonably require. To the extent permitted by applicable law, the

Member hereby irrevocably authorizes the Bank to file, in the name of the Member or otherwise and without the signature or other separate authorization or authentication of the Member appearing thereon, such UCC financing statements (including, without limitation, continuations and amendments) and in such jurisdictions as the Bank may deem necessary or appropriate to perfect or maintain the perfection of the security interest of the Bank with respect to any Collateral. The Member agrees that a photocopy, electronic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Member shall pay the cost of, or incidental to, any recording or filing of any financing statements (including. without limitation, continuations and amendments) or other assignment documents concerning the Collateral.

Section 3.02 COLLATERAL MAINTENANCE LEVEL REQUIREMENT.

(a) The Member shall at all times maintain as Collateral an amount of Qualifying Collateral that has a Collateral Value that is at least equal to the then current required Collateral Maintenance Level. The Member shall not assign, pledge. transfer, create any security interest in, sell, or otherwise dispose of any Collateral if: (i) such Collateral has been or is required to be delivered pursuant to Section 3.04 hereof; or (ii) at the time of or immediately after such action, the Member is not or would not be in compliance with the collateral maintenance requirements of the first sentence of this Section 3.02(a) or there is any other Event of Default under this Agreement.

(b) Any Collateral that has not been delivered in accordance with Section 3.04 hereof shall be held by the Member in trust for the benefit of, and subject to the direction and  control  of, the Bank and  will be physically safeguarded by the Member with at least the same degree of  care  as  the  Member  uses  in  physically  safeguarding  its other property. Without limitation of the foregoing, the  Member  shall take  all  action  necessary or desirable  to  protect and preserve the Collateral  and  the  Bank's  interest  therein,  including  without  limitation  the  maintaining  of  insurance on property securing First  Mortgage  Collateral (any  and  all  policies  and  certificates  of insurance  or  guaranty  relating to such Mortgages are herein called “insurance”),  the collection  of payments  under  all Mortgages  and under  all insurance, and otherwise assuring that all Mortgages are serviced in accordance with the standards of a reasonable and prudent servicer in the mortgage industry.

(c) If the Member becomes aware or has reason to believe that the Collateral Value of the Member's Qualifying Collateral has fallen below the Collateral Maintenance Level, or that a contingency exists which with the lapse of time would result in the Member failing to meet the Collateral Maintenance Level, the Member shall immediately notify the Bank. If any Collateral that was Qualifying Collateral delivered pursuant to Section 3.04 hereof ceases to be Qualifying Collateral, the Member shall promptly notify the Bank in writing of that fact and, if so requested by the Bank, the reason that the Collateral has ceased to be Qualifying Collateral. In such case, the Member shall promptly specify, or deliver, as the case may be other Qualifying Collateral sufficient to maintain its Collateral Maintenance Level.

Section 3.03 Reserved.

Section 3.04 DELIVERY OF COLLATERAL.

(a) The Member shall deliver to the Bank, or to a custodian designated or approved by the Bank, Qualifying Collateral having a Collateral Value at least equal to the Collateral Maintenance Level at all times. Any Collateral that is delivered under this subsection as a part of the Qualifying Collateral must conform to the requirements set forth in the Credit Policy for such Collateral.

(b) The Member agrees to pay the Bank such reasonable fees and charges as may be assessed by the Bank to cover the overhead and other costs of the Bank relating to the receipt, holding, redelivery, and reassignment of Collateral.  and to reimburse the Bank upon request for all recording fees and other reasonable expenses, disbursements, and advances incurred or made by the Bank in connection therewith, including reasonable compensation and the expenses and disbursements of any custodian that may be appointed by the Bank hereunder, and the agents and legal counsel of the Bank and such custodians.

Section 3.05 WITHDRAWAL OF COLLATERAL. Upon receipt of the Bank of writings or electronic submissions in the form specified by the Bank in the Credit Policy constituting (a) a request from the Member for withdrawal of

Collateral which has been delivered pursuant to Section 3.04 hereof; (b) a detailed listing of the Collateral to be withdrawn; and (c) a certificate of a responsible officer of the Member certifying as to the Qualifying Collateral, remaining after such withdrawal, that is held by the Bank, as appropriate, and upon the Bank's determination that the Collateral Value of the remaining Qualifying Collateral is not less than (i) the current required Collateral Maintenance Level; or (ii) such revised Collateral Maintenance Level as notified by Bank to Member pursuant to Section 1.01(i), the Bank shall or shall cause the custodian to promptly redeliver, release, or reassign to the Member, at the Member's expense, the Collateral specified in the Member's listing of the Collateral to be withdrawn. Notwithstanding anything to the contrary herein contained, while an Event of Default shall have occurred and be continuing, the Member may not obtain any such withdrawal.

Section 3.06 BANK'S RESPONSIBILITIES AS TO COLLATERAL. The duty of the Bank as to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in its possession, which shall not include (i)  any steps necessary to preserve rights against parties with a prior position or (ii) the duty to send notices, perform services, or take any action in connection with the collection or management of the Collateral. The Bank shall not have any responsibility or liability for the form, sufficiency, correctness, genuineness, or legal effect of any instrument or document constituting a part of the Collateral, or any signature thereon or the description or misdescription, or value of property represented, or purported to be represented. by any such document or instrument. The Member agrees that any and all Collateral may be removed by the Bank from the state or location where situated, and may  be subsequently dealt with by the Bank as provided in this Agreement.

Section 3.07 BANK'S RIGHTS AS TO COLLATERAL; POWER OF ATTORNEY.

(a) At any time, at the expense of the Member, the Bank may in its reasonable discretion, after the occurrence and during the continuance of an Event of Default, in its own name or in the name of its nominee or of the Member, do any or all things and take any and all reasonable actions that are pertinent to the protection of the Bank’s interest hereunder and, if such actions are subject to the laws of a state, are lawful under the laws of the State of Illinois including, but not limited to the following:

(1)  Terminate any consent given hereunder except for those consents agreed to in writing as an amendment to this Agreement and executed by both parties;

(2)  Notify obligors on any Collateral to make payments thereon directly to the Bank or the Bank's nominee or servicer;

(3)  Endorse any Collateral on behalf of the Member;

(4) Enter into any extension, compromise, settlement, release, renewal, exchange, or other agreement relating to or affecting any Collateral;

(5) Take any action the Member is required to take or which is otherwise reasonably necessary to (A) file a financing statement or otherwise perfect a security interest in any or all of the Collateral or (B) obtain, preserve, protect, enforce, or collect the Collateral;

(6) Take control of any funds or other proceeds generated by the Collateral and use the same to reduce Indebtedness as it becomes due (or hold the same as Additional Collateral); and

(7)  Cause the Collateral to be transferred to its name or the name of its nominee.

(b) In connection with entering into this Agreement, the Member has executed a power of attorney substantially in the form of Exhibit A hereto.

Section 3.08 SUBORDINATION OF OTHER LOANS TO COLLATERAL. The Member hereby agrees that all Mortgage Notes which are part of the Collateral (other than home equity loans and lines of credit) ("pledged notes") shall have priority in right and remedy over any other loans, advances, obligations or indebtedness, whenever made, and, however evidenced ("Subordinated Debt"), which are also secured by the Mortgages securing the pledged notes and/or by liens on the same properties encumbered by the Mortgages securing the pledged notes. The pledged notes shall be satisfied out of the property (or proceeds thereof) encumbered by such Mortgages before recourse to such property may be obtained for the repayment of any Subordinated Debt. To this end, the Member hereby subordinates (i) the Subordinated Debt to the pledged notes and (ii) the lien of any mortgages or security instruments that secure the Subordinated Debt to the lien of the Mortgages and security agreements that secure the pledged notes. The Member further agrees to retain possession of all notes or other instruments evidencing any Subordinated Debt and not to pledge, assign, or transfer the same, or any interest therein, except insofar as such Subordinated Debt may be pledged  to the Bank as part of the Collateral.

Section 3.09 PROCEEDS OF COLLATERAL. The Member, as the Bank's agent, shall collect all payments when due on all Collateral. Upon receipt of written notice from the Bank after an Event of Default occurs and is continuing, the Member shall hold such collections and other proceeds of Collateral separate from its other monies in one or more designated cash collateral accounts maintained at the Bank and apply them to the reduction of Indebtedness as it becomes due; otherwise, the Bank consents to the Member's use and disposition of all such collections.

Section 3.10 COLLATERAL AUDITS; REPORTS AND ACCESS.

(a) All Collateral and the satisfaction of the Collateral Maintenance Level shall be subject to audit and verification by or on behalf of the Bank. Such audits and verifications may occur upon reasonable notice during the Member's normal business hours or upon reasonable notice at such other times as the Bank may reasonably request. The Member shall provide to the Bank such reports relating to the Collateral as may be called for pursuant to the Credit Policy or as the Bank may otherwise reasonably require. The Member shall provide the Bank access to the Member's books and records relating to such Collateral and shall make adequate working facilities available to the representatives or agents of the Bank for purposes of such audits and verification. Reasonable fees and charges may be assessed to the Member by the Bank to cover the Bank's costs relating to such audit and verification.

(b) Notwithstanding anything to the contrary, the Member shall be solely responsible for the accuracy and adequacy of all information and data in each audit or status report (or other writing specifying and describing any Collateral) submitted to the Bank, regardless of the form in which submitted. To enable the Bank to regenerate any files or data previously furnished to the Bank with respect to any Collateral or any information contained in any audit or status report, the Member shall at all times maintain complete and accurate records and materials supporting or relating to any audit or status report and shall make the same available, on request, to the Bank. The parties hereto agree that the maintenance and retention of such supporting records and materials shall be the sole responsibility of the Member and that the Bank shall not be liable for any loss of such data.

(c) The Bank shall have no duty to make any independent examination of or calculation with respect to the information submitted in an audit or status report (or in any written schedule that may be submitted by the Member) and. without limiting the generality of the foregoing, the Bank makes no representation or warranty as to the validity, accuracy, or completeness of any information contained in any written records of the Bank concerning, or of any response to, such audit or status report.

Section 3.11 MEMBER'S REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL. The Member represents and warrants to the Bank, as of the date hereof and the date of each Advance hereunder, as follows:

(a)  The Member, directly or indirectly through Affiliates, owns and has marketable title to the Collateral and has the right and authority to grant a security interest in the Collateral and to subject all of the Collateral to this Agreement;

(b)  The information given in any status report, schedule, or other documents  ("Report") required hereunder  and any other information given in any Report from time to time by the Member as to each item of Collateral, taken as  a whole, is true, accurate,  and complete in all material respects; notwithstanding the foregoing, if any Report to the Bank by Member incorporates or references another report, schedule or document ("Additional Report"), such Additional Report shall be considered part of the original Report for purposes of taking the Report as a whole as true, accurate and complete in all material respects;

(c)  All the Collateral meets the standards and requirements with respect thereto from time to time established by the Act, the Regulations, and the Bank;

(d)  The lien of the First Mortgage Collateral and Other Real Estate Related Collateral on the real property securing the same is a perfected lien under applicable state law and the lien is a first lien except with respect to (1) home equity loans or lines of credit and (2) subordinate loans which are not reported by the Member as Qualifying Collateral;

(e)  The Member has not conveyed or otherwise created, and there does not otherwise exist, any participation interest or other direct, indirect, legal, or beneficial interest in any Qualifying Collateral on the part of anyone other than the Bank and the Member;

(f)  To the best of Member's knowledge, all Mortgage documents, securities and other instruments and documents constituting a part of the Collateral constitute valid and binding obligations of their respective issuers and obligors enforceable against such issuers and obligors in accordance with their respective terms, subject to the effect of bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and to general principles of equity;

(g)  Except as may be approved in writing by the Bank, to the best of Member's knowledge: (i) no account debtor or other obligor owing any obligation to the Member with respect to any item of First Mortgage Collateral or Other Real Estate Related Collateral has any defenses, offsetting claims, or other rights affecting the right of the Member or the Bank to enforce any Mortgage or Mortgage Note relating thereto, and (ii) no defaults (or conditions that, with the passage of time or the giving of notice or both would constitute a default) exist under any such Mortgage or Mortgage Note;

(h)  To the best of Member's knowledge,  no part of any real property or interest in real property that is securing Mortgages included in Qualifying Collateral contains or is subject to the effects of toxic or hazardous materials or other hazardous substances (including those defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended,  42  U.S.C. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et sm.; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.; and in the regulations adopted and publications promulgated  pursuant to said laws) the presence of which  could subject the Bank or its successors and assigns to any liability under applicable state or Federal law or local ordinance either at any time that  such property is  pledged to the Bank or upon the enforcement  by the Bank of its security interest therein. The Member hereby agrees to indemnify and hold the Bank harmless against all costs, claims, expenses, damages, and liabilities resulting in any way from the presence or effects of any such toxic or hazardous substances or materials in, on, or under any real property or interest  in real property that is subject  to or included in the  Collateral;

(i)  Reserved.

(j)  The exact legal name of the Member, the type and jurisdiction of organization of the Member, and the location of the Member's chief executive office, each as stated in the first paragraph of this Agreement is true, accurate, and complete. The Member will provide prior written notice to the Bank as soon as reasonably practicable, of any change to its name, its type and jurisdiction of organization, or the location of its chief executive office.

ARTICLE IV
DEFAULT; REMEDIES

Section 4.01 EVENTS OF DEFAULT; ACCELERATION. Upon the occurrence of and during the continuation of any of the following events or conditions of default ("Event of Default"), the Bank may at its option and in its discretion,  by a notice to the Member, declare all or any part(s) of the Indebtedness and accrued interest thereon, including any prepayment  fees or charges  which are payable in connection  with the payment prior to the originally scheduled maturity of any Advance, to be immediately due and payable without presentment, demand, protest, or any further notice:

(a)  Failure of the Member to pay when due any principal of any Advance or failure of the Member to pay within three (3) business days when due any interest on any Advance;

(b)  Material breach or failure of the Member to comply with the requirements of the Credit Policy or perform any covenant, promise, or obligation or to satisfy any condition or liability contained herein, in any Application, Confirmation of Advance or in any other agreement to which the Member and the Bank are parties; provided (i) Member shall have fifteen (15) days to cure any such material breach or default that is not related to any collateral requirements as set forth in the Credit Policy or the documents identified in this subsection (b); provided  however, if any condition (whether or not related to any collateral requirements) is capable of being cured (i) by the substitution or addition of new Qualifying Collateral, then Member may immediately substitute or add new Qualifying Collateral; or (ii) Member may immediately pay down Member's Indebtedness so that the amount of Qualifying Collateral has a Collateral Value that is at least equal to the then current required Collateral Maintenance Level in order to cure the condition;

(c)  In the Bank's good faith and reasonable determination, evidence coming to the attention of the Bank that any representation, statement, or warranty made or furnished in any document delivered to the Bank by or on behalf of the Member in connection with any Advance, any specification or description of Qualifying Collateral or any report or certification concerning the status, principal balance or Collateral Value of any item of Collateral was false in any material respect when made or furnished; provided however, if such condition is capable of being cured (i) by the substitution or addition of new Qualifying Collateral, then Member may immediately substitute or add new Qualifying Collateral; or (ii) Member may immediately pay down Member's Indebtedness so that the amount of Qualifying Collateral has a Collateral Value that is at least equal to the then current required Collateral Maintenance Level in order to cure the condition;

(d)  Failure of the Member to maintain adequate Qualifying Collateral free of any encumbrances or claims as required herein; provided however, if such condition is capable of being cured (i) by the substitution or addition of new Qualifying Collateral, then Member may immediately substitute or add new Qualifying Collateral; or (ii) Member may immediately pay down Member's Indebtedness so that the amount  of Qualifying Collateral has a Collateral Value that is at least equal to the then current required Collateral Maintenance Level in order to cure the condition;

(e)  The issuance of any material tax, levy, seizure, attachment, garnishment, levy of execution, or other process with respect to the Collateral at such time as Member has any outstanding Advances due to the Bank; provided however, if such condition is capable of being cured (i) by the substitution or addition of new Qualifying Collateral, then Member may immediately substitute or add Qualifying Collateral; or (ii) Member may immediately pay down Member's Indebtedness so that the amount of Qualifying Collateral has a Collateral Value that is at least equal to the then current required Collateral Maintenance Level in order to cure the condition;

(f)  Member or any Affiliate shall have defaulted in payment or failed to perform its obligations with respect to indebtedness to any other creditor in excess of(i) $250,000 as to Member; (ii) $100,000 as to an Affiliate that is pledging Collateral to the Bank on behalf of Member; or (iii) $25,000,000 as to other Affiliates ("Material Indebtedness"), which results in the holder of such Material Indebtedness having the right to accelerate the maturity of such Material Indebtedness of the Member or Affiliate, respectively, under any security agreement, indenture, loan agreement, instrument, or comparable agreement or the early termination or close-out of any Swap Transaction or other derivatives contract;

(g) The (i) Member, (ii) Guarantor, (iii) any Affiliate(s) pledging Collateral or (iv) any other Affiliate(s) not pledging Collateral with a Tangible Net Worth, individually or in the aggregate, in excess of $25,000,000: (1) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (2) makes a general assignment, arrangement or composition  with or for the benefit of its creditors; (3)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has such a proceeding instituted against it by a person or entity not described  in clause (A) above and such proceeding either results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or is not appealed, dismissed, discharged, stayed or restrained within 45 days; (4) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (5) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (6) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets; or (7) takes any action in furtherance of, or indicating  its consent to, approval of, or acquiescence in, any of the foregoing acts; provided, however, the Member shall have forty-five (45) days to cure any of the above events or occurrences set forth in clauses (1) – (7) above with respect to any such Affiliate(s) addressed by clause (iv) above.

(h) Sale by the Member of all or a material part of the Member's assets or the taking of any other action by the Member to liquidate or dissolve;

(i) Reserved.

(j)   Merger, consolidation, or other combination of the Member with an entity which is not a member of the Bank if the nonmember entity is the surviving entity;

(k) The Bank reasonably and in good faith determines that a material adverse change has occurred in the financial condition of (i) the Member, (ii) Guarantor, (iii) any Affiliate(s) pledging Collateral or (iv) any other Affiliate(s) not pledging Collateral with a Tangible Net Worth, individually or in the aggregate, in excess of $25,000,000, from that disclosed at the time of the making of any Advance or from the financial condition of the Member, Guarantor or such Affiliate(s) as theretofore most recently disclosed to the Bank which could either (1) affect the ability of the Member to perform its obligations under this Agreement or (2) impair the prospect of repayment of any portion of the Indebtedness;

(l) Any Official Body takes any action with respect to the Member or an Affiliate which (i) is in anticipation of a takeover or assumption of control of the Member or Affiliate by any Official Body; (ii) is a takeover or assumption of control of the Member or Affiliate by any Official Body; or (iii) results in the supervision of the Member’s or Affiliate's operations pursuant to an order of any court or Official Body; provided, however, supervision of such Member's or Affiliate's operations by an Official Body shall  encompass  significant  orders covering  a material portion of such Member's or Affiliate's operations and shall not include immaterial regulatory actions or memoranda of understanding, written agreements and orders that relate to compliance matters such as reporting and commercial or consumer lending issues;

(m)        Any material breach by the Guarantor under the Guaranty, dated as of the date hereof and signed by the Guarantor, including without limitation, Guarantor's failure to comply with the financial covenants set forth in Section 8 or the delivery requirements set forth in Section 11 thereof; provided however, Guarantor shall have fifteen (15) days to cure any breach not related to a breach of the financial covenants set forth in Section 8.

(n)         Reserved.

(o)         Reserved.

(p)         Reserved.

Section 4.02 REMEDIES.

(a)  Upon the occurrence and during the continuance of any Event of Default, the Bank shall have all of the rights and remedies provided by applicable law, which shall include, but not be limited to, all of the remedies of a secured party under the UCC.

(b)  Without limiting or affecting other rights of the Bank pertaining to the Collateral contained herein, the Bank, at its option and in its discretion, may take or cause its agent to take immediate possession or control of any of the Collateral or any part thereof wherever the same may be found by suit or otherwise. The Bank may sell, assign, and deliver the Collateral or any part thereof at public or private sale (at the sole option of the Bank), without recourse for such price as the Bank deems appropriate without any liability for any loss due to a decrease in the market value of the Collateral during the period held. The Bank shall have the right to purchase all or part of the Collateral at such sale free of any right of redemption on the part of the Member which right is expressly waived and released to the fullest extent permitted by law. If the Collateral includes insurance or securities which will be redeemed by the issuer upon surrender, or any deposits or other accounts in the possession or control of the Bank, the Bank may realize upon such Collateral without notice to the Member to the extent permitted by law.

(c)   The Member waives any demand, advertisement, or notice of the time or place of intended disposition of any of the Collateral except to the extent required by applicable law. Any such notification shall be deemed reasonably and properly given if given as provided by applicable law or in accordance with Section 5.06 hereof at least 10 days before any such disposition. The Member agrees that the Bank may exercise its rights of setoff upon the occurrence of an Event of Default in the same manner as if the Advances and other Indebtedness were unsecured.

(d) Notwithstanding any other provision hereof, upon the occurrence and during the continuance of any Event of Default at any time when all or part of the obligations of the Member to the Bank hereunder shall be the subject of any guarantee by a third party for the Bank's benefit and there shall be other outstanding obligations of the Member to the Bank that are not so guaranteed but that are secured by the Collateral, then any sums realized by the Bank from the Collateral, or from any other collateral pledged or furnished to the Bank by the Member under any other agreement, shall be applied first to the satisfaction of such other nonguaranteed obligations and then to the Member’s guaranteed obligations hereunder.

(e) The Member agrees that Indebtedness includes all the reasonable costs and expenses of the Bank in the collection and enforcement and preservation of the Bank's rights and remedies in case of default, including, without limitation, reasonable attorneys’ fees. Any sums owed to the Bank under this Section 4.02(e) may be collected by the Bank. at its option, by debiting the Member's DID Account with the Bank.

Section 4.03 PAYMENT OF PREPAYMENT CHARGES.  Any prepayment fees or charges applicable to  an Advance shall be calculated in accordance with the formula set forth in the Bank's Credit Policy and shall be payable at the time of any voluntary or involuntary payment of all or part of the principal of such Advance prior to the originally scheduled maturity thereof, including without limitation payments that are made as part of a liquidation of the Member or that become due as a result of an acceleration pursuant to Section 4.01 hereof, whether such payment is made by the Member, by a conservator, receiver, liquidator, Affiliates or trustee of or for the Member, or by any successor to or any assignee of the Member.

Section 4.04 CERTAIN PROVISIONS AS TO SALE OF COLLATERAL. In view of the possibility that Federal and state securities laws and Federal and state laws applicable to the Member  may impose certain restrictions  on the method by which a sale of the Collateral  may be  effected, the Bank and the Member agree that any sale of the Collateral as a result of the occurrence and continuance of an Event of Default shall be deemed "commercially reasonable" irrespective of whether the notice or manner of such sale contains provisions, or imposes, or is subject to, conditions or restrictions deemed appropriate to comply with the Securities Act of 1933 or any other applicable Federal or  state securities law or any state or Federal law applicable to the Member. It is further agreed that from time to time the Bank may attempt to sell the Collateral by means of private placement. In so doing, the Bank may restrict the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution or otherwise impose restrictions deemed appropriate by the Bank for the purpose of complying with the requirements of applicable securities laws. The Bank may solicit offers to buy such Collateral, for cash or otherwise, from a limited number of investors deemed by the Bank to be responsible parties who might be interested in purchasing such Collateral. To the extent permitted by applicable law, if the Bank solicits offers from not less than three such investors, then the acceptance by the Bank of the highest offer obtained therefrom (whether or not three  offers are obtained) shall be deemed to be a commercially reasonable method of disposing of the Collateral.

Section 4.05 APPLICATION OF PAYMENTS. Upon the occurrence and during the continuance of any Event of Default, the Bank shall apply any payment by or recovery from the Member, or any sum realized from Collateral which shall be received by the Bank to payment of the Indebtedness in such manner as the Bank shall choose, which Indebtedness includes all reasonable costs of collection and enforcement and any amounts paid or advanced under Outstanding Commitments. The Bank shall, unless otherwise required by applicable law, remit any surplus to the Member.

ARTICLE V
MISCELLANEOUS

Section 5.01 GENERAL REPRESENTATIONS AND WARRANTIES BY THE MEMBER; COVENANTS. The Member hereby represents, warrants and covenants that, as of the date hereof and the date of each Advance hereunder:

(a)   The Member is not, and neither the execution of nor the performance of any of the transactions or obligations of the Member under this Agreement  shall, with the passage of time, the giving of notice or otherwise, cause the Member to be: (1) in violation of its charter or articles of incorporation, bylaws, the Act or the Regulations, any other law or administrative regulation, including, but not limited to, any applicable anti-predatory lending law or regulation,  any court decree, or any order of an Official Body; provided  however, Member's  representation that it is not in violation of the Act, Regulations, or other law or administrative regulation refers to violations that could have a material impact to the financial condition of the Member and does not include immaterial violations, including for example that may be raised as part of a regulatory examination such as reporting and commercial or consumer lending compliance matters; or (2) in default under or in breach of any material indenture, contract, or other instrument or agreement to which the Member is a party or by which it or any of its property is bound, which would have a material adverse effect on Member;

(b)   The Member has full limited liability company power and authority and has received all limited liability company and governmental authorizations and approvals (including without limitation those required under the Act and the Regulations) as may be required to enter into and perform its obligations under this Agreement, to borrow each Advance, and to obtain each Commitment for an Advance;

(c)   The information given by the Member in any document provided in connection with an Application, request for an Advance, Commitment for an Advance, a pledge, specification or delivery of Collateral ("Information"), taken as a whole, is true, accurate, and complete in all material respects; notwithstanding the foregoing, if any Information given by Member to the Bank that incorporates or references other Information ("Additional Information"), such Additional Information shall be considered part of the original Information or purposes of taking the Information as a whole as true, accurate and complete in all material respects;

(d) The Member, unless otherwise exempted, is in compliance with any Regulations pertaining to community investment or service adopted pursuant to Section 10(g) of the Act (12 U.S.C. 1430(g), as amended);

(e)  All long-term Advances shall be utilized solely for the purpose of providing funds for residential housing finance. "Long-term" is defined as greater than five years in term or as defined by the Federal Housing Finance Agency;

(f) The Member shall notify the Bank promptly if it becomes aware of a material adverse event affecting the Member or its business or operations, including an event, which with a lapse of time, could cause the Collateral Value of Qualifying Collateral to fall below the Collateral Maintenance Level;

(g) The Member consents to the recording of telephone conversations in connection with this Agreement and any Advances and any other products and services that the Member may receive from time to time from the Bank;

(h)  The Member's managers approved the execution of this Agreement and such approval is recorded in its official minutes and this Agreement has been, continuously, from the time of its execution, an official record of the Member;

(i)  The Member shall deliver to the Bank promptly thereafter, or notify the Bank promptly thereafter of the availability of such filings on the Guarantor's website, of the Guarantor's delivery thereof to the appropriate federal or state Official Body, a copy of each Form 10-K, 10-Q or other filing with the Securities and Exchange Commission, if any, with respect to Guarantor and a copy of all financial statements, contained in such Form 10-K or 10-Q, as applicable, such financial statements to be prepared in accordance with generally accepted accounting principles;

(j) The Member shall provide to the Bank within forty-five (45) calendar days after the end of each of the first three (3) fiscal quarters in each fiscal year, and seventy-five (75) days after the end of the fiscal year, a list of encumbered and unencumbered assets in both the Member  and its Affiliates, and consolidated  and consolidating balance sheet and income statement presented in a manner consistent with the annual filing of the Member and its Affiliates whose assets are included in the Member Financial Covenants, such information provided for the fiscal year may be unaudited. For purposes of this subsection (j), Affiliates does not include Guarantor.

(k) Member shall deliver to the Bank promptly after delivery thereof to the Captive Insurance Division of the Vermont Department of Financial Regulation (the "Vermont DFR"), but no later than ninety (90) days after year-end, a copy of the full set of financial statements and annual certifications of the Member required to be delivered to the Vermont DFR (or other Official Body, as applicable), including but not limited to the Vermont Captive Annual Report (VCAR). Additionally, Member shall provide to the Bank within ninety (90) days after the end of each fiscal year of the Member, the Member's annual audited financial statements prepared by an independent audit firm, and the annual actuarial certification, such financial statements to be prepared in accordance with the requirements of the Vermont DFR. Audited financial statements shall include comparative financials to the prior year and should not include any qualification or indication that any occurrence of any event or condition or contingency would materially impair the prospect of payment or performance of any covenant under this Agreement or the related documents evidencing or in connection with the Indebtedness.

(l) Concurrently with the financial statements of the Member furnished to the Bank pursuant to Section 5.01 (j) hereof, a certificate of the Member signed by the Chief Executive Officer, Chief Operating Office, President, Chief Financial Officer of the Member, General Counsel or Treasurer to the effect that, (i) the representations and  warranties of the Member contained in this Agreement and the related documents evidencing or in connection  with the Indebtedness  are true in all material  respects on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and  as of such date and the Member  has performed  and complied in all material respects with all covenants and conditions hereof, (ii) no Event of Default or event which with the passing of time or the giving of notice or both would become an Event of Default has occurred and is continuing on the date of such certificate, and (iii) the Member is in compliance with the Member Financial Covenants set forth in Section 5.01A (outlined on Appendix A) on and as of the date of such certificate; notwithstanding the quarterly certification requirement  set forth herein, Member shall notify the Bank promptly at any time intra-quarter  if  Member is not in compliance with the covenants set forth in Section 5.01A of the Agreement.

(m)  Reserved;

(n)  The Member shall deliver to the Bank within five (5) business days of the occurrence thereof, a copy of any amendment to the Member's by-laws, articles or certificate of incorporation or other charter documents;

(o)  The Member shall deliver to the Bank as soon as reasonably practicable such other information as the Bank's Credit Policy may from time to time reasonably require the Member to deliver to the Bank or as the Bank may otherwise from time to time reasonably request;

(p)  The Member shall provide written notice to the Bank upon the occurrence of an Event of Default;

(q)  If requested by the Bank, the Member, at the time of execution of this Agreement,  shall deliver to the Bank, in form and substance satisfactory  to the Bank, an opinion of legal counsel of the Member, such legal counsel to be reasonably satisfactory to the Bank and such opinion to be as to those matters which the  Bank may  request, in its sole discretion, including without limitation: (i) confirming the power and authority of the Member to enter into this Agreement and the other related loan documents with respect to the Indebtedness and to consummate the transactions contemplated hereby and thereby; (ii) confirming the due authorization of this Agreement and the other documents in connection with the Indebtedness to consummate the transactions contemplated thereby; (iii) confirming there is no material litigation pending against the Member (or describing same); (iv) confirming that there are no regulatory orders which have been issued by any Official Body that would prohibit the Member from entering into this Agreement  and the other related loan documents in respect of the Indebtedness and consummating the transitions contemplated hereby and thereby; and (v) confirming the valid and enforceable first priority security interest of the Bank in the Collateral, and if, subject to a filed Uniform Commercial Code Financing Statement or possession by the Bank, a perfected security interest of the Bank in the Collateral;

(r)  The Member shall at all times comply with all applicable Law, including, without limitation, all Laws relating to: (i) the purchase or holding by the Member of those investments permitted by Law; (ii) transactions with affiliates; (iii) payment of dividends; and (iv) contributions to the Member's surplus, except in each case, where the failure to comply could not reasonably be expected to have a material adverse effect on the Collateral and/or the Bank's rights under this Agreement;

(s)  The Member shall notify the Bank of any change in law generally applicable to insurance companies the result of which would reasonably be expected to have a material adverse impact upon the Member; and

(t)  Reserved.

Section 5.01A  FINANCIAL  COVENANTS. On the Effective Date and during the period that this Agreement remains in effect, whether or not there shall be any Indebtedness due and payable to the Bank, Member covenants with and to the Bank, unless consented to by the Bank in writing, the financial covenants as set forth in Appendix A (the "Member Financial Covenants").

Section 5.02 CHANGES TO CREDIT POLICY. The Bank reserves the right to amend, supplement, restate or otherwise modify the Credit Policy, including but not limited to, changes in underwriting criteria, collateral eligibility, reporting requirements, and collateral margins (each, a "Policy Modification") at any time, in its sole discretion, without the consent of the Member, and the Member (i) acknowledges and agrees that this Agreement shall be deemed to have been amended by each such Policy Modification, (ii) acknowledges and agrees that each such Policy Modification shall apply to all Advances and other Indebtedness (whether outstanding on the date of such Policy Modification or incurred after the date thereof) and (iii) agrees to be bound by each and every Policy Modification occurring on, prior to, or after the date of this Agreement. Each Policy Modification shall become effective immediately upon adoption by the Bank; provided, however, no Event of Default shall occur as a result of any Policy Modification until 45 days after the later of (i) the effective date of such Policy Modification and (ii) the date that Member receives notice of such Policy Modification from Bank. The Bank shall provide notice of any Policy Modification in writing, which may include by electronic mail to the Member no later than 10 days after the effective date of such Policy Modification; provided, however, such notice shall be deemed effective when given by the Bank, whether or not actually received by the Member. Notwithstanding the provisions of this Section the Bank shall not amend, supplement, restate or otherwise modify the terms and conditions of any Advance specified in an Application or Confirmation of Advance without the consent of the Member.

Section 5.03 ASSIGNMENT. The Member hereby gives the Bank the full right, power, and authority to assign or transfer all or any part of the Bank’s right, title, and interest in and to this Agreement, and to pledge, assign, or  negotiate to any other Federal Home Loan Bank or to any other person or entity, with or without recourse,  all or any  part of the Indebtedness or participations therein; provided however, if the Bank assigns or transfers its interest in this Agreement or any Indebtedness to a third party other than another Federal Home Loan Bank or Federal Reserve Bank, the Bank will obtain the prior written consent of the Member. In connection therewith, the Bank may assign and deliver the whole or any part of the Collateral to the transferee, which shall succeed to all the powers and rights of the Bank in respect thereof, and the Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect to the Collateral so assigned or pledged, and all references  herein to the Bank shall be read to refer to the pledgee or assignee. The Member may not assign or transfer any of its rights or obligations hereunder without the express prior written consent of the Bank, which shall not be unreasonably withheld.

Section 5.04 AMENDMENT: WAIVERS. No modification, amendment. or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless in a writing executed by an authorized officer of the party against whom such change is asserted and shall be effective only in the specific instance and for the purpose of which given. The terms of this Agreement may not be modified or amended unless both parties execute a written agreement. No notice to or demand on the Member in any case shall entitle the Member to any other or further notice or demand in the same, or similar or other circumstances. Any forbearance, failure, or delay by the Bank in exercising any right, power, or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by the Bank of any right, power, or remedy hereunder shall not preclude the further exercise thereof.

Every right, power, and remedy of the Bank shall continue in full force and effect until specifically waived by the Bank in writing and no such waiver shall extend to any subsequent matter or impair any right consequent thereon except to the extent expressly so waived.

Section 5.05 JURISDICTION; LEGAL FEES. In any action or proceeding brought by the Bank or the Member in order to enforce any right or remedy under this Agreement, the parties hereby consent to, and agree that they will submit to, the exclusive jurisdiction of the United States District Court for the Northern District of Illinois or, if such action or proceeding may not be brought in Federal court, the jurisdiction of the courts of the State of Illinois located in the City of Chicago. The Member hereby waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in any such action or proceeding in such courts and any defense or objection based upon any such court being an inconvenient forum for purposes of any such action or proceeding. The parties agree that if any action or proceeding is brought by either party seeking to obtain any legal or equitable relief against the other party under or arising out of this Agreement or any transaction contemplated hereby and such relief is not granted by the final decision, after any and all appeals, of a court of competent jurisdiction, the losing party will pay all reasonable attorneys' fees and other costs incurred by the prevailing party in connection therewith. Each party agrees to reimburse the other party for all reasonable costs and expenses (including reasonable fees and out-of-pocket expenses of outside counsel) incurred by the former party in connection with the enforcement or preservation of the Bank's rights under this Agreement including, but not limited to, its rights in respect of any Collateral and the audit or possession thereof. Any sums owed to the Bank under this Section 5.05 may be collected by the Bank, at its option, by debiting the Member’s DID Account with the Bank.

Section 5.06 NOTICES. Except as provided in the last sentence of this Section 5.06, any notice, advice, request, consent, or direction given, made, or withdrawn pursuant to this Agreement shall be given in writing or by an  electronic transmission in such form and provided in accordance with such security procedures or similar protocols as may be established  by the Bank, and shall be deemed to have been duly given to and received by a party hereto when  it shall have  been mailed  by first class mail or hand delivered to such party at its address given above by, or if given by hand or  by electronic transmission, when actually received by such party at its chief executive office, or as otherwise designated Any notice by the Bank to the Member pursuant to Section 3.04 hereof may be oral and shall be deemed to have been duly given to and received by the Member at the time of the oral communication.

Section 5.07 SIGNATURES OF MEMBER. For purposes of this Agreement, documents and electronic records shall be deemed signed by the Member when a signature or an electronic signature of the Member or an authorized signatory or an authorized facsimile thereof appears on or is associated with the document or electronic record. The Bank may rely on any signature or facsimile thereof which reasonably appears to the Bank to be the signature of an authorized person, including signatures appearing on documents transmitted electronically to and reproduced mechanically at the Bank. The secretary or an assistant secretary of the Member shall from time to time furnish to the Bank, on forms provided by the Bank, a certified copy of the resolution of the Board of Directors of the Member authorizing persons to apply on behalf of the Member to the Bank for Advances and Commitments and otherwise act for and on behalf of the Member in accordance with this Agreement together with specimen signatures or specimen electronic signatures of such persons. Such certifications are incorporated herein and made a part of this Agreement and shall continue in effect until expressly revoked in writing by the Member notwithstanding that subsequent certifications may authorize additional persons to act for and on behalf of the Member. The Bank shall be indemnified and saved harmless by Member from any claims, demands, expenses, loss or damage resulting from or growing out of honoring or relying on the signature or other authority (whether or not properly used and, in the case of any facsimile signature, regardless of when or by whom or by what means such signature may have been made or affixed) of any officer or person whose name and signature was so certified, or refusing to honor any signature or authority not so certified.

Section 5.08 APPLICABLE LAW; SEVERABILITY. In addition to the terms and conditions specifically set forth herein and in any Application or Confirmation of an Advance between the Bank and the Member, this Agreement and all Advances and all Commitments for Advances shall be governed by the statutory and common law of the United States and, to the extent Federal law incorporates or defers to state law, the laws (exclusive of the choice of law provisions) of the State of Illinois. Notwithstanding the foregoing. the Uniform Commercial Code as in effect in the State of Illinois shall be deemed applicable to this Agreement and to any Advance hereunder and shall govern the attachment and perfection of any security interest granted hereunder to the extent that the Act, Regulations. or other statutory law of the United States is not applicable. In the event that any portion of this Agreement conflicts with applicable law, such conflict shall not affect other provisions of this Agreement which can be given effect without the conflicting provision, and to this end the provisions of this Agreement are declared to be severable.

Section 5.09 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Member and Bank.

Section 5.10 ENTIRE AGREEMENT. This Agreement amends and restates the existing Advances, Collateral Pledge and Security Agreement dated February 8, 2010, as amended, between Member and the Bank and embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and, except as specified in the next sentence, supersedes all prior agreements between such parties which relate to such subject matter.

Section 5.11 CAPTIONS AND HEADINGS. The captions and headings in this Agreement are for convenience only and shall not be considered as part of or affect the construction or interpretation of any provision of this Agreement.

Section 5.12 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. All representations,

warranties, and covenants by the Member contained in this Agreement or made in writing in connection herewith, shall be continuing and shall survive execution and delivery of this Agreement and the making of any Advances.

Section 5.13 TERMINATION OF MEMBERSHIP. If, for any reason, Member's membership in the Bank terminates, or Member ceases to be a type of entity that is eligible under the Act to  become a member of the Bank, in each case, at such time as the Member has any outstanding Indebtedness  due to the Bank, and no Event of Default is occurring, the Bank may at its option and in its discretion, by providing forty-five (45) days advance written notice to the Member, declare all or any part(s) of the Indebtedness and accrued interest thereon, including any prepayment fees or charges which are payable in connection with the payment prior to the originally scheduled maturity of any Advance, to be immediately due and payable without presentment, demand, protest, or any further notice.

Section 5.14 RELEASE OF COLLATERAL. At such time as the Indebtedness (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full and Member's membership in the Bank has terminated, the Collateral pledged to Bank shall be released from the liens and security interests created by this Agreement and the related documents, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Bank and Member, Guarantor, Trusts and any Affiliate hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Collateral pledged to Bank shall revert to Member and the Trusts. At the request and sole expense of Member following any such termination, Bank, or its third party custodian, shall deliver to Member any Collateral held by Bank hereunder.

IN WITNESS WHEREOF, the Member and the Bank have caused this Agreement to be signed in their names by their duly authorized officers as of the first date above mentioned.

MEMBER
Prospect Mortgage Insurance, LLC
(Typed Name of Member)

By:
Name:
Title:		Member Number:	06968

FEDERAL HOME LOAN BANK OF CHICAGO

By:	/s/ MICHELLE M. JONSON
Title:	Chief Risk Officer

By:	/s/ A. HARRISON
Title:	SVP

APPENDIX A

MEMBER FINANCIAL COVENANTS

1.  Member shall maintain Minimum Liquidity at all times of at least two-percent (2%) of total outstanding Advances and letters of credit.

"Minimum Liquidity" means any of the following: (i) cash deposited in an unrestricted deposit account at the Bank; or (ii) undrawn borrowing capacity.

For example only: Member pledges $100,000,000 of Qualifying Collateral to Bank. Bank specifies 88% as the margin applicable to such Qualifying Collateral, and therefore the undrawn borrowing capacity of such Qualifying Collateral is $88,000,000.

Member could maintain Minimum Liquidity in this example by either: (1) Borrowing $88,000,000 in Advances, and maintaining cash on deposit at the Bank of$1,760,000 (which is 2% of$88,000,000), or (2), Incurring $86,274,509 in Indebtedness, and maintaining $1,725,491 in undrawn borrowing capacity (which is greater than 2% of $86,274,509).

2.  Member and any Affiliate owned directly or indirectly by the Member shall not create, incur, assume or suffer to exist, or permit any Non-Advances Indebtedness of Member or such Affiliate (other than existing Non-Advances Indebtedness set forth on Schedule 1 attached hereto), or additional Indebtedness approved by the Bank.

3.  Member shall maintain Unencumbered Assets in the Member with fair value as defined by and determined in accordance with GAAP, equal to not less than twenty-percent (20%) of Indebtedness.

4.    Advances with a maturity of one (1) year or greater shall not exceed 80% of outstanding Advances at any time.

5.    Member shall maintain a minimum twenty (20%) percent Tangible Net Worth to Total Assets ratio on  a consolidated basis at all times, and confirmed not less than quarterly, and determined in a manner consistent with the financial statements delivered under Section 5.01(j) and (k), consistently applied.

The defined terms as used in the Member Financial Covenants shall have the following meanings:

"Capital Lease", as applied to any person, means any lease of any property (whether real, personal or mixed) by that person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

"GAAP" means with respect to the financial statements or other financial information of any person, generally accepted accounting principles in the United States which are in effect from time to time, consistently applied.

"Intangible Assets" shall mean assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and  capitalized  research and development  costs; provided,  however, that "Intangible Assets" for any Person shall exclude hedging transactions to the extent related to any purchased mortgage loans and mortgage loan servicing rights and/or special servicing  rights  of such person  and  its consolidated subsidiaries.

"Non-Advances Indebtedness" means, for Member and any Affiliate owned directly or indirectly by Member: (a) obligations created, issued or incurred by such entity for borrowed  money (whether  by loan, the issuance and sale of debt securities  or the sale of property to  another person or entity subject to an understanding or agreement, contingent  or otherwise, to repurchase such property from such person or entity); (b) obligations of such entity to pay the deferred purchase or acquisition price of property or  services, other than trade accounts payable (other than  for  borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within sixty (60) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a lien on the property of such entity, whether or not the respective indebtedness so secured has been assumed by such entity; (d) obligations of such entity in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such entity; (e) Capital Leases of such entity; and (f) indebtedness of others guaranteed by such entity.

"Unencumbered Assets" means assets of the Member and of Affiliates owned directly or indirectly by the Member that are free and clear of any liens, encumbrances or other interests other than those approved in writing by the Bank.

"Tangible Net Worth" means, with respect to Member and Affiliates owned directly and indirectly by Member on a consolidated basis, as of any date of determination, (a) all amounts which would be included under capital or shareholders' equity (or like caption) on the financial statements referenced in Sections 5.01(j) and (k)  less  (b)(i) amounts owing to Member on a consolidated basis from the Guarantor, or  from  officers,  employees, partners, members, directors, shareholders or other persons similarly affiliated with such person or any Affiliate thereof, (ii) Intangible Assets and (iii) prepaid taxes and/or expenses, all on or as of such date.

"Total Assets" means, for any date of determination, an amount equal to the aggregate value of all assets owned by the Member and Affiliates owned directly or indirectly by Member on a consolidated basis less (i) amounts owing to Member on a consolidated basis from the Guarantor, or from officers, employees, partners, members, directors, shareholders or other persons similarly affiliated with such person or any Affiliate thereof, (ii) Intangible Assets, and (iii)  prepaid taxes and expenses, all on or as of such date and determined in a manner consistent with the financial statements delivered under Section 5.01(j) and (k), consistently applied.

EXHIBIT A

IRREVOCABLE LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS THAT,                                      (the "Member"), hereby irrevocably constitutes and appoints the Federal Home Loan Bank of Chicago (the "Bank") its true and lawful attorney-in-fact and agent with full power and authority, to prepare, execute, acknowledge, verify, swear to, deliver, endorse, assign, record and file and take every other necessary action with respect to, in its name, place and stead, all of the following:

a.           Any and all promissory notes or any item of collateral (collectively, the "Notes") pledged by the Member to the Bank pursuant to the terms of the Advances, Collateral Pledge, and Security Agreement ("Advances Agreement"), dated as of                            , between the Member and the Bank;

b.           Any and all amendments, assignments, and/or releases of any mortgage, deed of trust, or deed  to secure debt, or other security instrument, securing any of the Notes pledged by the Member to the Bank pursuant to the terms of the Advances Agreement; and

c.            All such other documents as the Bank may deem necessary to (i) maintain and protect its security interest in any real and personal property, tangible or intangible, securing the Notes; or (ii) otherwise satisfy the Member's obligations under the Advances Agreement with respect to the Notes or any security instruments or agreements executed to secure the Notes.

Further, the Member hereby gives and grants to the Bank the authority to do or perform every lawful act necessary or proper in connection with the Notes as fully as the Member might or could do, and without limiting the foregoing, also authorizes the Bank to endorse the Notes using the following form of endorsement which may be hand written, stamped or imprinted, and Member hereby adopts the following as its signature for the purpose of authorizing the Bank to endorse the Notes:

PAY TO THE ORDER OF
WITHOUT RECOURSE

[Name of Member]

BY FEDERAL HOME LOAN BANK OF CHICAGO,
ITS ATTORNEY-IN-FACT

It is expressly understood and intended by the Member that the Power of Attorney hereby granted is coupled with an interest, is granted for a period commencing on the date of the incurrence of any Indebtedness (as defined in the Advances Agreement) and continuing until the discharge of all Indebtedness and all other obligations of the Member under the Advances Agreement, such rights under this Power of Attorney to be exercised by the Bank only upon the occurrence and during the continuance of an Event of Default under the Advances Agreement and in accordance with the Advances Agreement, and is irrevocable for the period granted. This Power of Attorney shall survive the dissolution, liquidation, termination, or transfer of the interests of the Member.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this            day of                              ,20  .

[Name of Member]
By:
Name:
Title:
SWORN AND WITNESSED in the presence of:

Acknowledgment

(Illinois)

STATE OF ILLINOIS,

                                     County ss:

The foregoing instrument was acknowledged before me this day of                            ,20   by                                   ,                       of             , a                                          chartered under the laws of the               , on behalf of the                              .

My Commission Expires:
Notary Public

Acknowledgment

(Wisconsin)

STATE OF WISCONSIN,

                                     County ss:

Personally came before me this         day of                                 ,20  , the above-named                              ,                of                  , a                  , to me known to be the person who executed the foregoing instrument and acknowledge the same.

My Commission Expires:	___________________________________
Notary Public, State of Wisconsin
Print name: _________________________

This instrument was drafted by:

Federal Home Loan Bank of Chicago